W. ANDREW STACK, ESQ.

                              2216 East 24th Street
                              Tulsa, Oklahoma74114



July 22, 2003

Gary Kimmons
Chief Executive Officer
GK Intelligent Systems, Inc.
2606 Yorktown Place
Houston, Texas 77056

Re:      Engagement Agreement

Dear Gary:

Pursuant to our conversations, I am pleased to provide this Engagement Agreement which sets forth the terms of my relationship with GK Intelligent Systems, Inc. and its affiliates (the "Company") pursuant to which I will, for a period of three months from the date of the execution of this letter, act as the Company's counsel with respect to the following:

     (i) Executive Management and Public Markets Consulting. As part of my legal services, I will meet with and advise certain members of the Company's executive management regarding a comprehensive program of positioning the Company and its publicly traded securities within the marketplace to optimize exposure to customers and potential shareholders. Additionally, upon request I will assist the Company in devising an internal protocol for corporate governance in light of the recently enacted Sarbanes Oxley legislation. In addition to the foregoing, I will together with executive management analyze the Company's overall capital structure, and assist and advise the Company in implementing any necessary restructuring to best position the Company for attracting additional debt or equity capital. Nothing, however, contained in this agreement in any way involves company or stock promotional services. I will herein be engaged strictly as legal advisor.

Though I have requested that the Company pay the fees associated with my consulting and management representation in cash, the Company has indicated that it is not in a position to do so. As such, I will agree to accept equity in the Company as compensation for such services. The fees for the consulting and management services contemplated by this Agreement shall be seventy-five thousand dollars ($75,000), which shall payable in the form of 500,000 shares of the common stock of the company which shares have been registered under the Securities Act of 1933 on Form S-8 and registered by qualification pursuant to
Section 304 of the Oklahoma Securities Act, as follows:

          (1) Three hundred thousand (300,000) shares of common stock within five (5) days of the approval of the registration by qualification pursuant to Section 304 of the Oklahoma Securities Act.

          (2) One hundred thousand (100,000) shares of common stock issued and delivered by August 30, 2003; and

          (3) One hundred thousand (100,000) shares of common stock issued and delivered by September 30, 2003.

This Agreement may be terminated by either party upon thirty (30) days prior written notice, upon which termination any shares issued for fees or to be issued hereunder shall be pro rated and adjusted accordingly.

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN SUCH STATE. Prior to filing any lawsuit or other statement of claim, the parties hereby agree to submit to mediation by a Texas certified mediator as selected mutually by the parties. Should a dispute exist following mediating same in good faith, the parties agree to submit any dispute arising under this Agreement or any action to enforce the terms hereof to the jurisdiction, rules and standards of the American Arbitration Association, whose ruling shall be binding upon said parties.

This agreement is the sole and entire Agreement between the parties pertaining to its subject matter and supersedes all prior Agreements, representations and understandings of the parties. No modifications of this Agreement shall be binding unless agreed to in writing by all parties to this Agreement. This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties hereto.

Kindly indicate your understanding and agreement to the terms and conditions of this engagement agreement by signing and returning a copy of this letter by fax to (512) 617-6352. I am looking forward to working closely with you on this assignment.

                                                           Sincerely,


                                                           W. Andrew Stack,
                                                           --------------------
                                                           W. Andrew Stack,
                                                           Esq. Oklahoma Bar
                                                           No. 18606

ACKNOWLEDGED, UNDERSTOOD AND AGREED AS TO TERMS:

GK Intelligent Systems, Inc.



/S? Gary F. Kimmons                         July 22, 2003
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Gary Kimmons                                Dated Effective
Chief Executive Officer